-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          proxy statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] Confidential, for Use of the
Check the appropriate box:                    Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

-------------------------------------------------------------------------------

                [LETTERHEAD OF PRIMUS KNOWLEDGE SOLUTIONS, INC.]

                                         April 17, 2000

Dear Shareholder:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc., which will be held on May 10, 2000, at 9:00 a.m., local time, at the Hotel Monaco, 1101 Fourth Avenue, Seattle, Washington.

  At the annual meeting, you will be asked to elect seven directors to the Primus Board of Directors.

  THE PRIMUS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

  You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the proxy statement for additional information.

  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your prompt cooperation is greatly appreciated.

                                         Sincerely,


                                         /s/ Michael A. Brochu


                                         Michael A. Brochu
                                         President, Chief Executive Officer
                                          and Chairman of the Board

 This document is being first mailed to shareholders on or about April 17, 2000

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101

                               ----------------

               Notice of the 2000 Annual Meeting of Shareholders
                            to be held May 10, 2000

                               ----------------

TO THE SHAREHOLDERS OF PRIMUS KNOWLEDGE SOLUTIONS, INC.:

  We will hold the 2000 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc. on May 10, 2000, at 9:00 a.m., local time, at the Hotel Monaco, 1101 Fourth Avenue, Seattle, Washington, for the following purposes:

  1. To elect two Class 1 directors to hold office until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified; to elect two Class 2 directors to hold office until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified; to elect three Class 3 directors to hold office until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified; and

  2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 10, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements.

The directors elected will be the seven candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting.

  All shareholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

                                          By order of the Board of Directors

                                          /s/ Elizabeth J. Huebner


                                          Elizabeth J. Huebner
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Seattle, Washington
April 17, 2000

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

                               ----------------

                                PROXY STATEMENT

  This proxy statement is being furnished to holders of shares of common stock, par value $.025 per share, of Primus Knowledge Solutions, Inc., a Washington corporation, in connection with the solicitation of proxies by Primus' Board of Directors for use at the 2000 Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held on May 10, 2000, at 9:00 a.m., local time, at the Hotel Monaco, 1101 Fourth Avenue, Seattle, Washington. The approximate date of the mailing of this proxy statement and the accompanying proxy is April 17, 2000.

Matters to Be Considered at the Annual Meeting

  At the annual meeting, shareholders of record of Primus as of the close of business on March 10, 2000 will consider and vote on:

  (1) the election to Primus' Board of Directors of two Class 1 directors, to hold office until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified; two Class 2 directors, to hold office until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified; and three Class 3 directors, to hold office until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified; and

  (2) such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

  The Board recommends that Primus' shareholders vote "FOR" election of the nominees for director.

Record Date; Shares Entitled to Vote; Vote Required

  Only the shareholders of record at the close of business on the record date, March 10, 2000, are entitled to notice of, and to vote at, the annual meeting. Primus has one class of voting securities outstanding that is designated as common stock, and each share of common stock is entitled to one vote. On March 10, 2000, there were 17,560,480 shares of common stock outstanding held of record by 245 shareholders. All share numbers in this proxy statement reflect a one-for-three reverse stock split effective May 3, 1999.

  Holders of a majority of the outstanding shares of Primus' common stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The directors elected at the annual meeting will be the seven candidates receiving the greatest number of votes cast by the holders of shares of common stock present, in person or by proxy, at the annual meeting. Holders of shares of common stock are not entitled to cumulate votes in the election of directors. As of the record date, directors and executive officers of Primus and their affiliates may be deemed to be the beneficial owners of approximately 30.16% of the outstanding shares of common stock. Each of the directors and executive officers of Primus plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director.

  Abstention and broker non-votes will have no effect on the election of directors since they will not represent votes cast at the annual meeting for the purpose of voting on that proposal.

Proposals by Primus Shareholders

  Shareholder proposals intended to be presented at the annual meeting must have been received by Primus not later than March 16, 2000 for inclusion in the proxy materials for the annual meeting. We are not aware of any matters to be voted on at the annual meeting except those listed on the accompanying notice of annual meeting of shareholders. The accompanying proxy gives discretionary authority to the persons named to vote the shares in their best judgement if any other matters are properly brought before the annual meeting.

Proxies

  Shares of common stock represented by properly executed proxies received at or before the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions contained in the proxy. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" the election of the nominees for director. Primus requests that shareholders complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose, to ensure that their shares are voted. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

  If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time been effectively revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

  The proxy accompanying this proxy statement is solicited by Primus' Board of Directors. Primus will bear the cost of soliciting proxies. Officers, directors, and regular supervisory executive employees of Primus may solicit proxies; none of these solicitors will receive any additional compensation for their services, but some may be reimbursed for out-of-pocket expenses they incur. Primus has retained ChaseMellon Shareholder Services, Seattle, Washington, to aid in the solicitation of proxies at an estimated cost of $4,000 plus reasonable expenses. Solicitation of proxies may be made personally or by mail, telephone, facsimile, messenger or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

                             ELECTION OF DIRECTORS

  In accordance with the Second Restated Bylaws of Primus, as amended, the Board of Directors shall be composed of seven directors. At present, Primus has seven directors. The bylaws provide that at this annual meeting, the first annual meeting after the amendment of Primus' articles of incorporation in connection with its initial public offering, the Primus Board shall be divided into three classes, as nearly equal in number as possible. The directors in Class 1 will serve an initial term of one year, the directors in Class 2 will serve an initial term of two years, and the directors in Class 3 will serve an initial term of three years. After this first election of directors to the classified board, every director elected to the board will serve for a term of three years or until such time as his or her successor is elected and qualified, and one class will be elected each year by Primus' shareholders. If a director resigns from the Board before the expiration of his or her term, however, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term.

  Promod Haque and Janice Peters have been nominated for election to the Board as Class 1 directors. Yasuki Matsumoto and Antonio Audino have been nominated for election to the Board as Class 2 directors. Michael Brochu, Fredric Harman and John Connors have been nominated for election to the Board as Class 3 directors. Primus intends to cast votes in accordance with the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, Primus intends to cast votes for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected.

                                   NOMINEES

      Name and Age            Proposed term expiration date         Director Since
Janice C. Peters, age 48           2001 Annual Meeting                   2000

  Ms. Peters has served as one of our directors since March 2000. Since October 1997, Ms. Peters has been the President and Chief Executive Officer of MediaOne, a broadband services provider. She was the President of Wireless Operations of MediaOne Group (formerly US West Media Group), a wireless services provider, from May 1995 to October 1997, and Managing Director of One2One, a wireless network, from June 1996 to October 1997. Ms. Peters holds a B.S. in Education from Wayne State University and an M.S. in Management from Stanford University. Ms. Peters is a member of the board of directors of Mail-Well, Inc., a publicly traded printing consolidator.

    Name and Age            Proposed term expiration date             Director Since
Promod Haque, age 51             2001 Annual Meeting                       1996

  Mr. Haque has served as one of our directors since February 1996. Mr. Haque joined Norwest Venture Partners in November 1990 and is currently Managing General Partner of Norwest Venture Partners VII, General Partner of Norwest Venture Partners VI and General Partner of Norwest Equity Partners V and IV. Mr. Haque holds a B.S. in electrical engineering from the University of Dehli, India and an M.S. and a Ph.D. in electrical engineering and an M.B.A. from Northwestern University . Mr. Haque is a member of the board of directors of Information Advantage, Inc., Prism Solutions, Inc., and Transaction Systems Architects, Inc., as well as several private companies.

      Name and Age            Proposed term expiration date         Director Since
Yasuki Matsumoto, age 46           2002 Annual Meeting                   1994

  Mr. Matsumoto has served as one of our directors since October 1994. Since March 1997, Mr. Matsumoto has been the President and Chief Executive Officer of EnCompass Group, Inc., an information technology venture capital investment firm. Mr. Matsumoto holds an M.S. in computer engineering from Portland State University. Mr. Matsumoto serves on the boards of several privately held companies.

      Name and Age            Proposed term expiration date       Director Since
Antonio M. Audino, age 41          2002 Annual Meeting                 1995

  Mr. Audino has served as one of our directors since April 1995. Since September 1996, Mr. Audino has been a managing director of Voyager Capital, a venture capital firm. In 1994, Mr. Audino founded Ally Ventures. Mr. Audino holds a B.S. in accounting and a B.A. in philosophy from Creighton University. Mr. Audino is a member of the board of Captura Software and GoAhead Software, each a privately held software company.

      Name and Age            Proposed term expiration date       Director Since
Michael A. Brochu, age 46          2003 Annual Meeting                 1997

  Mr. Brochu has served as our President and Chief Executive Officer since November 1997 and was named Chairman of our Board, December 1998. Mr. Brochu was President and Chief Operating Officer of Sierra On-Line, Inc., an interactive software publisher, from June 1994 until October 1997. Mr. Brochu is also a member of the board of directors of Primus KK and is chairman of the board of directors of OnHealth Network Company, a publicly traded Internet content provider of public-health information. Mr. Brochu received his B.B.A. in accounting and finance from the University of Texas at El Paso.

      Name and Age            Proposed term expiration date       Director Since
Fredric W. Harman, age 39          2003 Annual Meeting                 1996

  Mr. Harman has served as one of our directors since February 1996. Since
1994, Mr. Harman has served as a managing member of the general partner of venture capital funds affiliated with Oak Investment Partners. Mr. Harman holds a B.S. and an M.S. in electrical engineering from Stanford University and an M.B.A. from the Harvard School of Business. Mr. Harman is a director of ILOG, S.A., Inktomi Corporation and several privately held companies.

      Name and Age            Proposed term expiration date       Director Since
John G. Connors, age 41            2003 Annual Meeting                 2000

  Mr. Connors has served as one of our directors since April 2000. Since January 2000, Mr. Connors has served as Senior Vice President, Finance and Administration and Chief Financial Office for Microsoft Corporation. From April 1999 to January 2000, Mr. Connors served as Microsoft's Vice President-- Worldwide Enterprise Group and from July 1996 to April 1999 he served as Microsoft's Vice President--Chief Information Officer. From April 1994 to July 1996, Mr. Connors served as Microsoft's Corporate Controller. Mr. Connors holds a B.A. in Business from the University of Montana. Mr. Connors is a director of Montana Power.

Director Compensation

  Members of our Board of Directors do not receive any fee for their services as directors. Directors are eligible to participate in our 1999 stock incentive plan, which was adopted by our Board of Directors and our shareholders in April 1999.

Committees of the Board and Meetings

  During the last fiscal year, there were five meetings of the Board of Directors. All directors attended at least 90% of all board and committee meetings of which they were a member.

  The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Promod Haque, Fredric Harman and John Connors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews and evaluates our audit and control functions. During the last fiscal year, there was one meeting of the Audit Committee.

  The Compensation Committee, currently composed of Antonio Audino and Fredric Harman reviews and approves the compensation and benefits for our executive officers and makes recommendations to the Board of Directors regarding compensation and benefits matters. During the last fiscal year, there were three meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 1999, Messrs. Brochu, Audino, Haque and Harman served on the compensation committee of our Board of Directors, as did Kenneth L. Block, a former director of Primus. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

  In March 1999, Messrs. Brochu and Audino purchased 1,000 and 5,556 shares, respectively, of our common stock at a price per share of $9.00. Block Capital LLC, an entity controlled by Mr. Block, purchased 16,667 shares of our common stock at a price per share of $9.00.

                              EXECUTIVE OFFICERS

  The following are executive officers of Primus who will serve in the capacities noted until their successors are appointed:

Name                         Age                     Position
----                         ---                     --------
Michael A. Brochu...........  46 President, Chief Executive Officer and Chairman
                                  of the Board
Elizabeth J. Huebner........  42 Chief Financial Officer, Executive Vice
                                  President, Secretary and Treasurer
Patricia L. Cox.............  39 Vice President of Customer Services
Norman S. Guadagno..........  36 Vice President of Worldwide Marketing
Kim M. Nelson...............  44 Vice President of Worldwide Sales and Services
Edward L. Walter............  50 Vice President of Product Development and
                                  Technology
Diana K. Wong...............  49 Vice President of Human Resources

  For a biographical summary of Mr. Brochu, see "ELECTION OF DIRECTORS."

  Elizabeth J. Huebner has served as our Executive Vice President since August 1999 and our Chief Financial Officer since June 1998. Ms. Huebner was named Secretary and Treasurer in April 1999. From June 1998 to August 1999 Ms. Huebner was a Vice President of Primus. From March 1996 to July 1998, Ms. Huebner was the Chief Financial Officer of Fluke Corporation, a manufacturer of electronic test tools. From March 1992 until March 1996, Ms. Huebner was a Vice President of Finance for AT&T Wireless. Ms. Huebner received her B.S. in accounting from the University of Utah.

  Patricia L. Cox. has served as our Vice President of Customer Services since March 1998. From January 1997 to March 1998, Ms. Cox was a Regional Services Manager for Lawson Software. From April 1993 to December 1996, Ms. Cox was a Regional Consulting Manager for Platinum Software Corporation. Ms. Cox received her B.S. in computer information systems from Bentley College.

  Norman S. Guadagno has served as our Vice President of Worldwide Marketing since June 1999. From February 1999 to June 1999, Mr. Guadagno was Vice President of Product Management of MyGeek.com, a privately held electronic commerce company. From April 1998 to February 1999, Mr. Guadagno was Vice President of Marketing and General Manager of Pentawave, a software electronic commerce company. Mr. Guadagno held several marketing and product management positions at Oracle Corporation from February 1994 to February 1996 and February 1997 to April 1998. From August 1996 to February 1997, he held a senior product marketing and management position with Portal Software. Mr. Guadagno received his B.A. in psychology from the University of Rochester and his M.A. in psychology from Rice University.

  Kim M. Nelson has served as our Vice President of Worldwide Sales and Services since January 1999. From June 1993 to December 1998, Mr. Nelson held several positions at Oracle Corporation, including Area Vice President of Sales, Vice President of Field Operations and Vice President of Sales for Oracle Business Online. Mr. Nelson received his B.S. in business from the University of Colorado.

  Edward L. Walter has served as our Vice President of Product Development and Technology since February 1999. Mr. Walter founded Simplications, LLC, a developer of seminars on interactive product creations in June 1998 and served as its managing partner until December 1998. From October 1995 to May 1998, Mr. Walter was the Vice President of Engineering of Lexant, a software company. From March 1991 to October 1994, he was the Vice President of Engineering of Aldus Corporation, a software company. Mr. Walter currently serves as an associate professor for the Institute of Design at the Illinois Institute of Technology. Mr. Walter received his B.S. in psychology from Duke University.

  Diana K. Wong has served as our Vice President of Human Resources since October 1999. From December 1998 to October 1999, Ms. Wong was the Executive Vice President of Human Resources for Data Dimensions, a technical consulting firm. From February 1993 to November 1998, Ms. Wong was a Vice President of Human Resources for AT&T Wireless. Ms. Wong received her B.A. from California State University Sacramento and her M.B.A. from the University of Washington.

                            EXECUTIVE COMPENSATION

Compensation Summary

  The following table lists all compensation earned during the year ended December 31, 1999 by Primus' chief executive officer and four other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1999 (our "named executive officers").

                          Summary Compensation Table

                                                      Long-Term
                         Annual Compensation     Compensation Awards
                         ----------------------- -------------------
   Name and Principal                                Securities       All Other
        Position           Salary        Bonus   Underlying Options  Compensation
   ------------------    ----------    --------- ------------------- ------------
Michael A. Brochu....... $  225,000    $  44,167       228,666             --
 President and Chief
  Executive Officer
Elizabeth J. Huebner....    142,271       18,750       111,666             --
 Chief Financial Officer
  and Executive Vice
  President
Patricia L. Cox.........    124,992       16,434        58,333             --
 Vice President of
  Customer Services
Kim M. Nelson...........    134,471          --        218,332         $93,938(1)
 Vice President of
  Worldwide Sales and
  Services
Edward L. Walter........    118,040(2)       --        218,332             --
 Vice President of
  Product Development
  and Technology

--------
(1)  Represents commission.

(2)  Mr. Walter joined Primus in February 1999.

Option Grants in Fiscal 1999

  The following table provides information regarding options granted during the year ended December 31, 1999 to the named executive officers.

                         Option Grants in Fiscal 1999

                                                                            Potential Realizable
                                         Individual Grants                    Value at Assumed
                         --------------------------------------------------   Annual Rates of
                         Number of                                              Stock Price
                           Shares    Percent of Total                         Appreciation for
                         Underlying Options Granted to Exercise                Option Term(2)
                          Options   Employees in last    Price   Expiration --------------------
Name                      Granted     Fiscal Year(1)   ($/Share)    Date      5%($)     10%($)
----                     ---------- ------------------ --------- ---------- --------- ----------
Michael A. Brochu.......   78,666          3.89%          8.25     2/4/09   $ 408,149 $1,034,330
                          150,000          7.42          20.41    8/13/09   1,925,007  4,878,346

Elizabeth J. Huebner....   36,666          1.81           8.25     2/4/09    $190,237    482,098
                           75,000          3.71          20.41    8/13/09     962,503  2,439,173

Patricia L. Cox.........   33,333          1.65           8.25     2/4/09     172,944    438,275
                           25,000          1.24          20.41    8/13/09     320,834    813,058

Kim M. Nelson...........  126,666          6.27           6.00     1/1/09     477,957  1,211,238
                           16,666           .82           8.25     2/4/09      86,469    219,131
                           75,000          3.71          20.41    8/13/09     962,503  2,439,173

Edward L. Walter........  143,332          7.09           8.25     2/4/09     745,661  1,884,583
                           75,000          3.71          20.41    8/13/09     962,503  2,439,173

--------
  For all options granted to the named executive officers during fiscal year 1999, 25% vest and become exercisable one year from the date of grant and approximately 2% vest and become exercisable each month after that date.

(1) Based on a total of 2,021,359 option shares granted to employees in fiscal 1999.

(2) The dollar amounts under these columns are calculated based on assumed rates of 5% and 10% and are not intended to forecast future appreciation. The named executive officers will realize no value if the stock price does not exceed the exercise price of the options.

Fiscal Year-End Option Values

  The following table provides information regarding options held as of December 31, 1999 by each of the named executive officers. None of our named executive officers exercised any options during 1999.

                                 Total Number of        Value of Unexercised
                             Unexercised Options at     In-the-Money Options
                               Fiscal Year-End(#)       At Fiscal Year-End($)
                            ------------------------- -------------------------
     Name                   Exercisable Unexercisable Exercisable Unexercisable
     ----                   ----------- ------------- ----------- -------------
     Michael A. Brochu.....   306,248      510,417    $12,556,168  $17,903,163
     Elizabeth J.
      Huebner..............    40,000      178,332      1,580,000    5,713,648
     Patricia L. Cox.......    43,750      114,583      1,793,750    4,087,748
     Kim M. Nelson.........         0      218,332              0    7,178,649
     Edward L. Walter......         0      218,332              0    6,893,650

--------
(1) For the fiscal year ended December 31, 1999. The average of the high and low trades of Primus' common stock on that date as reported on the Nasdaq National Market was $44.00 per share.

Change in Control Arrangements

  Primus has entered into an agreement with each of Michael A. Brochu, Elizabeth J. Huebner, Patricia L. Cox, Norman S. Guadagno, Kim M. Nelson, Edward L. Walter, and Diana K. Wong that provides for certain compensation arrangements upon and following a change of control of the company. The agreements expire one year following a change of control. A change of control occurs under the agreements when

  . Primus completes a merger, consolidation or share exchange after which its prior shareholders own less than a majority of the surviving corporation

  . Primus sells substantially all of its assets not in the ordinary course of business, or

  .  one person or entity acquires a majority of Primus' outstanding shares

  Immediately upon a change of control, 50% of the unvested options of each executive become exercisable. Our 1995 and 1999 stock incentive compensation plans also provide for vesting of all unvested options in certain circumstances involving a merger, sale or liquidation of Primus.

  If one of our executives is terminated by us without cause or terminates his or her employment due to a substantial change in his or her position or responsibilities during the year following a change of control, he or she will be entitled to his or her accrued annual base salary, bonus and commissions through the date of termination plus severance pay equal to one-half of annual base salary. Further, all of his or her outstanding options will become immediately exercisable. To the extent the employee regularly receives commissions as part of his or her compensation, we will also pay commissions to the terminated employee for sales to his or her former accounts that occur during the six months following termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Primus' executive compensation program is administered by the compensation committee, which is comprised of two non-employee directors. Primus' executive compensation policy is designed to

  . assist Primus in attracting and retaining key executives critical to the company's success

  . align the interests of the executives with the interests of Primus' shareholders

  .  reflect Primus' overall performance, and

  .  reward executives individually

  Executive compensation consists of three major components: base salary, bonuses and stock options.

  Base Salary. The committee sets the base salary of the chief executive officer at an amount it believes is competitive with the salaries paid to executives of other high-growth companies in the software industry located within the local area. The committee relies on surveys and on knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee. Additionally, the committee reviews the chief executive officer's performance and the company's financial and stock price performance generally. The committee reviews base salary for executive officers annually. The chief executive officer's base salary was increased from $200,000 to $225,000 effective January 1, 1999.

  Bonus. Under a bonus plan established in February 1999, Primus executives may be eligible for annual bonuses. Each executive's potential bonus is set as a percentage of his or her base salary; bonuses are based 50% on the company's revenue, 30% on its operating results and 20% on achievement of the executive's individual goals and objectives as set by the chief executive officer (the committee sets the chief executive officer's goals). The Vice President of Worldwide Sales and Services received a commission based on revenue in lieu of a bonus. Bonus payments are presented in the Summary Compensation Table under the heading "Bonus."

  Stock Option Grants. Primus provides its executives with long-term incentives through the 1999 Stock Incentive Compensation Plan. The objective of the 1999 plan is to enhance long-term profitability and shareholder value. The committee determines the number and terms of options granted to Primus' chief executive officer, other executive officers and all other employees. The committee relies on surveys and general familiarity with the number and proportion of shares available for grant pursuant to stock options in similar companies to determine appropriate grant level. To encourage stock retention, all options are granted as incentive stock options to the maximum extent possible under the Internal Revenue Code. Options are typically granted at the then-current market price and generally have a four-year vesting period to encourage key employees to continue their employment with Primus.

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Primus' stock option plans are designed to qualify as performance-based compensation that is fully deductible by Primus for income tax purposes.

  The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Primus' other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Primus' compensation philosophy and Primus' best interests.

                                          Compensation Committee

                                          Antonio M. Audino
                                          Fredric W. Harman

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total shareholder return for Primus, the Chase H&Q Internet Index and the Nasdaq Stock Market-U.S. Index. The graph shows the value of $100 invested on July 1, 1999 (the date of Primus' initial public offering) in our common stock, the Chase H&Q Internet Index and the Nasdaq Stock Market-U.S Index.

            Cumulative Total Shareholder Return on $100 Investment
                         Since Initial Public Offering


                       [PERFORMANCE GRAPH APPEARS HERE]

                                      July 1     July       Aug.       Sep.       Oct.       Nov.       Dec.
                                       1999      1999       1999       1999       1999       1999       1999
                                      ------     ----       ----       ----       ----       ----       ----
Primus Knowledge Solutions, Inc.      100.00     218.75     224.43     250.57     273.86     436.36     411.93
Chase H&Q Internet                    100.00      87.62      92.25     102.12     112.91     142.30     197.67
Nasdaq Stock Market-U.S.              100.00      97.69     101.56     101.39     108.76     120.37     146.33

  Comparison of Cumulative Total Return for Primus Knowledge Solutions, Inc.,
             Chase H&Q Internet Index and Nasdaq Stock Market-U.S.

                              July 1, 1999 Dec. 31, 1999
                 =======================================
            Primus                $100        $411.93
                 ---------------------------------------
            Chase H&Q
             Internet             $100        $197.67
                 ---------------------------------------
            Nasdaq Stock
            Market-U.S.           $100        $146.33

                            PRINCIPAL SHAREHOLDERS

  The following table provides information with respect to the beneficial ownership of shares of common stock as of December 31, 1999 by

  .  each person or group who we know owns more than 5% of our common stock

  .  each of the named executive officers

  .  each of our directors

  .  all of our directors and executive officers as a group

  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of our common stock subject to options exercisable as of December 31, 1999 or within 60 days of that date are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

                                                    Amount and
                                                      Nature     Percentage of
                                                   of Beneficial Common Stock
     Name of Beneficial Owner(1)                     Ownership    Outstanding
     ---------------------------                   ------------- -------------
     Principal Shareholders
     Entities affiliated with TransCosmos,
      Inc.(2).....................................   1,810,291       11.6%
     Entities affiliated with Oak Investment
      Partners VI, L.P.(3)........................   1,751,771       11.2%
     Norwest Equity Partners, V, L.P..............   1,441,166        9.2%
     Nevis Capital Management, Inc................   1,308,159        8.4%

     Directors
     Michael A. Brochu(4).........................     354,916        2.2%
     Antonio M. Audino............................      99,720          *
     John G. Connors..............................       3,500          *
     Promod Haque(5)..............................   1,449,499        9.3%
     Fredric W. Harman(6).........................   1,760,104       11.3%
     Yasuki Matsumoto(7)..........................   1,421,161        9.1%

     Executive Officers
     Elizabeth J. Huebner(8)......................      56,610          *
     Patricia L. Cox(11)..........................      66,750          *
     Norman S. Guadagno...........................         500          *
     Kim M. Nelson(9).............................      40,972          *
     Edward L. Walter(10).........................      42,334          *
     Diana K. Wong................................       1,000          *
     Directors and executive officers as a
      group(12 persons)...........................   5,297,066       32.9%

--------
  *   Less than 1%.

 (1) The address of Trans Cosmos, Inc. and Mr. Matsumoto is 777-108th Avenue, N.E., Suite 2300, Bellevue, WA 98004. The address of Oak Investment Partners VI, Limited Partnership and Mr. Harman is Suite 1300, 525 University Avenue, Palo Alto, CA 94301. The address of Norwest Equity Partners V, L.L.P. and Mr. Haque is Suite 250, 245 Lyton Avenue, Palo Alto, CA 94301. The address of Nevis Capital Management is 1119 St. Paul Street, Baltimore, MD 21202. The address of Messrs. Brochu, Nelson, Guadagno and Walter and Mesdames Huebner, Cox and Wong is c/o Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle WA 98101.

 (2) Represents the following: (a) 459,735 shares owned by Trans Cosmos, Inc.; (b) 493,225 shares owned by Trans Cosmos USA, Inc.; and (c) 857,331 shares owned by U.S. Information Technology Financing, L.P.

      TransCosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans Cosmos USA, Inc. Yasuki Matsumoto, a director of Primus, is the President and CEO of Trans Cosmos USA, Inc.

 (3) Represents the following: (a) 1,711,832 shares owned by Oak Investment Partners VI, L.P.; and (b) 39,939 shares owned by Oak VI Affiliates Fund, L.P. Fredric W. Harman, a director of Primus, is a Managing Member of Oak Associates VI, L.L.C., the general partner of Oak Investment Partners VI, L.P. and a Managing Member of Oak VI Affiliates, L.L.C., the general partner of Oak VI Affiliates Fund, L.P.

 (4)  Represents the following: (a) 2,500 shares held directly by Mr. Brochu;
      (b) 2,000 shares held by Mr. Brochu's minor children and (c) 350,416 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999. Mr. Brochu disclaims beneficial ownership of 2,000 shares held in the names of his minor children.

 (5) Represents the following: (a) 8,333 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999 and (b) 1,441,166 shares owned by Norwest Equity Partners V, L.P. Mr. Haque is a partner in Norwest Venture Partners, an affiliate of Norwest Equity Partners V, L.P. Mr. Haque disclaims beneficial ownership of the shares held by Norwest Equity Partners, V, L.P. except to the extent of his pecuniary interest arising from his interest in Norwest Venture Partners.

 (6) Represents the following: (a) 1,711,832 shares owned by Oak Investment Partners VI, L.P.; (b) 39,939 shares owned by Oak VI Affiliates Fund, L.P; and (c) 8,333 shares issuable pursuant to options to purchase common stock held by Mr. Harman that were exercisable on December 31, 1999 or within sixty days of December 31, 1999. Mr. Harman is a Managing Member of Oak Associates VI, L.L.C., the general partner of Oak Investment Partners VI, L.P. and a Managing Member of Oak VI Affiliates, L.L.C., the general partner of Oak VI Affiliates Fund, L.P. Mr. Harman disclaims beneficial ownership of the shares held by Oak Investment Partners VI and Oak VI Affiliates Fund, except to the extent of his pecuniary interest arising from his interest in Oak Associates VI, L.L.C.

 (7) Represents the following: (a) 493,225 shares owned by Trans Cosmos USA, Inc.; (b) 857,331 shares owned by U.S. Information Technology Financing, L.P.; (c) 9,999 shares issuable pursuant to options to purchase common stock held by Mr. Matsumoto that were exercisable on December 31, 1999 or within 60 days of December 31, 1999; and (d) 60,606 shares owned by Mr. Matsumoto's spouse. TransCosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans Cosmos USA, Inc. Mr. Matsumoto is President and CEO of Trans Cosmos USA, Inc.

 (8) Includes 53,610 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999.

 (9) Includes 38,472 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999.

(10) Includes 35,834 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999.

(11) Includes 56,250 shares issuable pursuant to options that were exercisable on December 31, 1999 or within 60 days of December 31, 1999.

Certain Relationships and Related Transactions

  In June 1999, we issued an aggregate of 18,400 shares to an employee of Primus KK. On April 30, 1999, we granted fully vested options to purchase an aggregate of 10,000 shares of common stock to Primus KK employees.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Primus' executive officers, directors and holders of more than 10% of a registered class of Primus' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Primus with copies of all Section 16(a) forms they file with the SEC.

  Based solely on its review of the copies of these forms that it receives, or written representations from certain reporting persons that no such forms were required for those persons, Primus believes that during calendar year 1999 its executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                        CHANGE IN PRINCIPAL ACCOUNTANT

  On December 14, 1999, the Audit Committee of our Board of Directors accepted the resignation of Ernst & Young LLP as its principal accountants. Ernst & Young was not independent under applicable accounting and auditing rules as to Imparto Software Corporation, a California corporation acquired by Primus on December 14, 1999. As a result of the acquisition, Ernst & Young was no longer independent as to Primus. Ernst & Young's reports, issued prior to the acquisition, on Primus' financial statements for each of the two fiscal years that preceded the acquisition (the fiscal years ended December 31, 1997 and December 31, 1998), were unqualified. During those fiscal years, and in the period beginning January 1, 1999 and ending on the date the Audit Committee accepted Ernst & Young's resignation, there were no disagreements between Primus and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in its reports issued prior to the acquisition of Imparto.

  On January 17, 2000, Primus engaged KPMG LLP as its principal accountants. Management had not consulted with KPMG on any accounting or financial or reporting matters before the engagement.

                             INDEPENDENT AUDITORS

  Representatives of KPMG LLP, Primus' principal accountants, are expected to attend the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in Primus' proxy statement and form of proxy for a particular annual meeting. Shareholders who intend to present a proposal at Primus' 2001 Annual Meeting must give notice of the proposal to Primus no later than December 18, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders who intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Primus no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2000 Annual Meeting. Receipt by Primus of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Primus' proxy materials or its presentation at the 2001 Annual Meeting, because there are other requirements in the proxy rules.

                                OTHER BUSINESS

  The Board does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                          ANNUAL REPORT AND FORM 10-K

  Copies of Primus' 1999 Annual Report to Shareholders and Annual Report on Form 10-K are being mailed with this proxy statement to each shareholder of record. Primus shareholders not receiving a copy of such Annual Report or Form 10-K may obtain one without charge by writing or calling Investor Relations, Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle, Washington 98101, (206) 292-1000.

--------------------------------------------------------------------------------
                                                                          _____
                                                            Please mark  |     |
                                                            your votes   |  X  |
                                                            as indicated |_____|


                                                                WITHHOLD
                                                                AUTHORITY
                                              FOR the          to vote for
                                             nominees         the Nominees
1. ELECTION OF DIRECTORS:                     _____               _____
   Nominees:                                 |     |             |     |
   Class I (for a term to expire in 2001)    |     |             |     |
     Janice C. Peters                        |_____|             |_____|
     Promod Haque

   Class II (for a term to expire in 2002)
     Yasuki Matsumoto
     Antonio M. Audino

   Class III (for a term to expire in 2003)
     Michael A. Brochu
     Fredric W. Harman
     John G. Connors

   WITHHOLD for the following only: (write the name of the nominee in the space below)

------------------------------------------------------------

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" IN ITEM 1.

     The Board of Directors recommends a vote "FOR the Nominees" in Item 1.

                                                                           ____
                                    I plan to attend the annual meeting.  |    |
                                                                          |____|



                                                            _________
                                                                     |
                                                                     |
                                                                     |
                                                                     |





Signature(s)                       Signature(s)                  Dated
            -----------------------             -----------------      ---------
Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

   This Proxy is solicited by the Primus' Board of Directors for the Annual
              Meeting of Shareholders to be held on May 10, 2000

     The undersigned hereby appoint(s) Michael A. Brochu and Elizabeth J. Huebner, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Primus Knowledge Solutions, Inc. held of record by the undersigned on March 10, 2000 at the Annual Meeting of Shareholders of Primus to be held at the Hotel Monaco, 1101 Fourth Avenue, Seattle, Washington, at 9:00 a.m. on May 10, 2000, with authority to vote upon the matters listed below and with discretionary authority as to any matters that may properly come before the meeting or any adjournment or postponement thereof.

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .